This Plan Constitutes Part of a Prospectus Covering Securities To Be
                Registered under the Securities Act of 1933.

              The date of this Document is September 28, 1998

                       ASHLAND INC. STOCK OPTION PLAN
                      FOR EMPLOYEES OF JOINT VENTURES

SECTION 1. PURPOSE

      The purpose of the Ashland Inc. Stock Option Plan for Employees of Joint Ventures of Ashland Inc. is to promote the interests of Ashland Inc. and its shareholders by attracting and retaining management personnel whose training, experience and abilities contribute to the success of the Joint Ventures' businesses, which will ultimately benefit Ashland and its shareholders. Accordingly, Ashland may grant Options to selected officers and employees (including Ashland employees loaned to a Joint Venture) of its Joint Ventures.


SECTION 2. DEFINITIONS

      (A) "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at Ashland's discretion.

      (B)  "Ashland"  shall  mean,  collectively,   Ashland  Inc.  and  its
  subsidiaries.

      (C) "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's death.

      (D) "Board" shall mean the Board of Directors of Ashland.

      (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (F) "Committee" shall mean the Personnel and Compensation Committee of the Board.

      (G) "Common Stock" shall mean the Common Stock of Ashland Inc. ($1.00 par value), subject to adjustment upon a change in capitalization of Ashland as set forth in Section 7(D) hereof.

       (H) "Employee" shall mean a regular, full-time or part-time employee of a Joint Venture or any employee of Ashland who has been loaned to the Joint Venture, as selected or approved by the Committee to receive an award of Options under the Plan.

      (I) "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from Ashland pursuant to the exercise of such Option.

      (J) "Joint Venture" shall mean any joint venture in which Ashland has an interest, designated by the Committee or the Board as a joint venture under this Plan.

       (K) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an incentive stock option under the Code.

      (L) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. Each Option shall be a Nonqualified Stock Option.

       (M) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee, shall have acquired on behalf of the Employee by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

      (N) "Plan" shall mean this Ashland Inc. Stock Option Plan for Employees of Joint Ventures.

       (O) "Retire" or "Retirement" shall mean retirement of an Employee from the employ of a Joint Venture.

SECTION 3. ADMINISTRATION

      The Plan shall be administered by the Committee.


SECTION 4. ELIGIBILITY

      Options may only be granted to individuals who are Employees of a Joint Venture.

SECTION 5. OPTIONS

      (A) Each Option shall, at the discretion of Ashland and as directed by the Committee, be evidenced by an Agreement between the recipient and Ashland, which Agreement shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

      (B) Every Option shall provide for a fixed expiration date of not later than ten years and one month from the date such Option is granted.

      (C) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option.

      (D) Every Option shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option (unless otherwise determined by the Committee) and if the employment of the Employee shall terminate prior to the end of such one year period (or such other period determined by the Committee), the Option granted to such Employee shall immediately terminate.

      (E) The Committee shall determine and direct whether, and the terms under which, an Employee (or his Beneficiaries or Personal
  Representative)  who  dies,  becomes  disabled,  Retires  or  leaves  the employment of a Joint Venture (including, without limitation, an individual who terminates his or her employment with a Joint Venture, or whose employment with a Joint Venture is terminated, as a result of Ashland divesting itself of its interest in a Joint Venture) may continue to exercise vested Options, and the extent to which unvested Options will vest.

      (F) Unless otherwise directed by the Committee, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised.


SECTION 6.  AMENDMENTS AND TERMINATIONS

      The Board or the Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable and as permitted by applicable law.


SECTION 7. MISCELLANEOUS PROVISIONS

       (A) Unless otherwise directed by the Committee or the Board, an Employee's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee in the Plan shall be subject to any obligation or liability of such individual.

       (B) By accepting any award of Options under the Plan, each Employee and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by Ashland, the Board or the Committee pursuant to this Plan, including any amendment of the Plan by the Board or the Committee.

       (C) The Committee shall have the right, from time to time and at any time, to elect, in its sole discretion and without the consent of the holder thereof, to cancel Options granted pursuant to this Plan, whether vested or unvested, and to cause Ashland to pay the Employee holding such Options an amount determined by using the Black-Scholes method of valuation or other method of valuation generally accepted and used by nationally recognized executive compensation consulting firms. Buyouts pursuant to this provision may be made in cash, in shares of Ashland Common Stock, or partly in cash and partly in Ashland Common Stock, as the Committee determines. Payments of any such buyout amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

      (D) In the event of any change in the outstanding Common Stock of Ashland by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the kind of shares that may be issued under the Plan and the kind of shares subject to, or the price per share under any outstanding Options shall be automatically adjusted so that the proportionate interest of the Employee shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.